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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated March 18, 1999 relating to the financial statements of Poseidon Oil Pipeline Company, L.L.C., as of December 31, 1998 and 1997 and for the years ended December 31, 1998 and 1997 and the period from inception (February 14, 1996) through December 31, 1996, included in this Registration Statement on Form S-4 (No. 333-81143) of Leviathan Gas Pipeline Partners, L.P., and to all references to our Firm in this Registration Statement.


                                                 /s/ ARTHUR ANDERSEN LLP

Houston, Texas

August 26, 1999